UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 30, 2018

JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-49728	87-0617894
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27-01 Queens Plaza North, Long Island City, New York		11101
(Address of principal executive offices)		(Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 30, 2018, JetBlue Airways Corporation (“JetBlue”) and International Aero Engines, LLC (“IAE”) entered into an amended and restated engine purchase and services agreement for PW1100G-JM engines (the “Agreement”). The Agreement provides for the purchase and exclusive maintenance of PW1100G-JM engines on 85 A320neo family aircraft to be purchased by JetBlue from Airbus S.A.S., as well as 13 spare PW1100G-JM engines. JetBlue expects to begin taking delivery of A320neo family aircraft in 2019.

The maintenance component of the Agreement fixes the amount JetBlue pays per flight hour in exchange for maintenance and repairs under a predetermined maintenance program. Future payments are based on minimum flight hours and other factors, including a price adjustment matrix and changes in fleet size. The Agreement contains customary supplemental work and part provisions, representations, warranties and guarantees, termination provisions and reconciliation provisions tied to fleet size.

The preceding description of the Agreement is qualified in its entirety by reference to the full text of the Agreement which JetBlue intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION
(Registrant)

Date: April 5, 2018	By:	/s/ Alexander Chatkewitz
Vice President, Controller, and Chief Accounting Officer (Principal Accounting Officer)